EXHIBIT 4.2



                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated March 22, 2004 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 440 as of March 22, 2004 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."

                                                              Grant Thornton LLP

Chicago, Illinois
March 22, 2004